Exhibit 10.14

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of March 4, 2016 (the “Effective Date”), by and among The Manitowoc Company, Inc., a Wisconsin corporation (“Manitowoc ParentCo”), and Manitowoc Foodservice, Inc., a Delaware corporation and wholly-owned subsidiary of Manitowoc ParentCo (“SpinCo”).
WHEREAS, Manitowoc ParentCo has entered into an Employment Agreement, dated as of July 28, 2015, with Hubertus M. Muehlhaeuser, pursuant to which Mr. Muehlhaeuser serves as the President and Chief Executive Officer of Spinco (the “CEO Employment Agreement”).
WHEREAS, Manitowoc ParentCo has entered into an Employment Agreement, dated as of November 2015, with John O. Stewart, pursuant to which Mr. Stewart serves as the Senior Vice President and Chief Financial Officer of SpinCo (together with the CEO Employment Agreement, the “Employment Agreements”).
WHEREAS, in connection with Manitowoc ParentCo’s distribution to holders of shares of Manitowoc ParentCo Common Stock of all of the outstanding shares of SpinCo Common Stock (the “Distribution”), Manitowoc ParentCo desires to assign, and SpinCo desires to assume, all of Manitowoc ParentCo’s rights, title and interests in and to, and obligations under, the Employment Agreements.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.Assignment; Assumption. Effective as of immediately prior to the Distribution (the “Effective Time”), Manitowoc ParentCo hereby assigns, transfers and conveys to SpinCo all of Manitowoc ParentCo’s rights, title and interest in, to and under the Employment Agreements; and SpinCo hereby accepts the assignment from Manitowoc ParentCo and agrees to assume expressly and perform from and after the Effective Time all of the terms, conditions and obligations imposed by the Employment Agreements. SpinCo shall be substituted for Manitowoc ParentCo under all provisions of the Employment Agreements with effect from and after the Effective Time.
2.Further Acts. The parties hereto agree to do, execute and deliver, or cause to be done, executed and delivered, all of such further acts, documents and instruments as necessary to carry out the intent of this Agreement.
3.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Wisconsin, without regard to conflict of law principles thereof.
4.Modifications; Waivers. This Agreement shall not be modified, waived or terminated except pursuant to an agreement in writing signed by the party against whom such modification, waiver or termination is to be enforced.
5.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
7.Counterparts. This Agreement may be executed in counterparts (and by different parties on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or PDF shall be as effective as delivery of a manually executed counterpart of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

MANITOWOC FOODSERVICE, INC.

By:    /s/ John O. Stewart
John O. Stewart
Senior Vice President and Chief Financial Officer

MANITOWOC FOODSERVICE, INC.

By:    /s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

[Signature Page to Assignment and Assumption Agreement]